Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS MULTI-STRAT FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated May 23, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PFPC INC. EITHER BY MAIL OR BY
FAX BY 11:59 P.M., NEW YORK TIME, ON
FRIDAY, JUNE 20, 2008, UNLESS THE
OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US

c/o PFPC Inc.

P.O. Box 857

Claymont, DE 19703-9911

Attn: Tender Offer Administrator

For additional information:

Phone:   (877) 431-1973

Fax:        (302) 793-8201

                 (302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PFPC Inc. and not to your Financial Advisor.

UBS MULTI-STRAT FUND, L.L.C.

You are responsible for confirming that this Notice is received by PFPC Inc. To assure good delivery, please send this page to PFPC Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Investor:	_________________________________________________________

Joint Tenant Signature:	_________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:	_________________________________________________________
FOR OTHER INVESTORS:

Print Name of Investor:	_________________________________________________________

Signature:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Signatory and Title:	_________________________________________________________

Co-Signatory if necessary:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name and Title of Co-Signatory:	_________________________________________________________